Blue Sphere Corporation S-1/A

Exhibit 1.1

[__________] Shares of Common Stock and

[__________] Warrants to Purchase Shares of Common Stock

BLUE SPHERE CORPORATION

UNDERWRITING AGREEMENT

August [__], 2017

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Acting severally on behalf of itself

and as representative of the several Underwriters

named on Schedule I annexed hereto.

Ladies and Gentlemen:

Blue Sphere Corporation, a Nevada corporation (the “Company”), hereby confirms its agreement, subject to the terms and conditions contained in this underwriting agreement (this “Agreement”), to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom Maxim Group LLC (“Maxim”) is acting as Representative (the “Representative,” “you” or similar terminology), an aggregate of [__________] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), [__________] pre-funded warrants (the “Pre-Funded Warrants”) with the right to purchase one share of Common Stock at an exercise price of $0.01 per share, and [__________] warrants (the “Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) with the right to purchase one share of Common Stock at an exercise price of $3.30 per share. The respective numbers of Securities to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Representative, on behalf of the several Underwriters, an option to purchase up to an additional number of shares of Common Stock equal to fifteen percent (15%) of the Shares and Pre-Funded Warrants, or [__________] shares of Common Stock (the “Option Shares”), and/or up to an additional number of Warrants equal to fifteen percent (15%) of the Warrants, or [__________] Warrants (the “Option Warrants” and, together with the Option Shares, the “Option Securities”), from the Company; provided, however, that the aggregate number of Option Securities shall not exceed fifteen percent (15%) of the aggregate number of Securities. The Securities and the Option Securities are collectively referred to herein as the context requires as the “Transaction Securities.” The public offer and sale of the Transaction Securities contemplated by this Agreement is referred to herein as the “Offering”. Concurrently with the Offering, the Company is conducting a placement, with Maxim serving as lead placement agent on a “reasonable best efforts” basis, of a minimum of $500,000 and a maximum of up to $5,000,000 of Shares, pre-funded warrants with the right to purchase one share of Common Stock at an exercise price of $0.01 per share, and Warrants.

1.       Sale, Purchase, Delivery and Payment for Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)       The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $2.76 per share of Common Stock, $2.75 per Pre-Funded Warrant and $0.115 per Warrant, representing an 8.0% discounted price from the price the Underwriters shall sell the Securities to the public, the number of Securities set forth opposite the name of such Underwriter under the column “Number of Securities to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof. The Shares, Pre-Funded Warrants and Warrants will be separately tradable and transferable immediately following the Effective Date (as hereinafter defined).

(b)       For purposes of covering any over-allotments in connection with the distribution and sale of the Securities, the Company hereby grants to the Representative, on behalf of the several Underwriters, an option for up to 45 days from the Securities Closing Date (as defined below) to purchase, severally and not jointly, all or any part of the Option Shares at a price per share equal to $2.76, and/or all or any part of the Option Warrants at $0.115 per Warrant. The purchase price, net of the discount, to be paid for each Option Share will be the same purchase price, net of the discount, to be paid for each Share. The purchase price, net of the discount, to be paid for each Option Warrant will be the same as the purchase price, net of the discount, to be paid for each Warrant. The number of Option Securities to be purchased from time to time by the Representative, attributable to each Underwriter, shall in the aggregate together with such prior purchases not exceed the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Securities to be purchased by the Underwriters as such Underwriter is purchasing of Securities. Such option may be exercised in whole or in part at any time on or before 12:00 noon, Eastern Standard Time (“EST”), on the business day before the Securities Closing Date, and from time to time thereafter within 45 days after the Securities Closing Date, in each case upon written, electronic or facsimile notice by the Representative to the Company no later than 12:00 noon, EST, on the business day before the Securities Closing Date or at least three business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Shares and Option Warrants to be purchased and the applicable Closing Date (which shall not be earlier than the Securities Closing Date nor later than the tenth business day after the date of the notice to the Company).

(c)       For a period of twelve (12) months from the date of the commencement of sales of Securities under this Agreement, the Company, any subsidiary of the Company or any successor to the Company grants the Representative the right of first refusal to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent with at least 80.0% of the economics for any and all future public or private equity, or equity-linked, or convertible security offerings during such twelve (12) month period (the “ROFR”). The ROFR will not apply to any commercial debt financing, equipment financing or seller financing in connection with any acquisition by the Company relating to the Company’s project level financings or other project level activities.

(d)       Payment of the purchase price for, and delivery of the Securities as provided for in Section 1(e) hereof, shall be made at the offices of Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., EST, on the third (or if Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m., EST, on the fourth) business day following the date of this Agreement (such time and date of delivery and payment are called the “Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e)       Payment shall be made to the Company by wire transfer of immediately available funds to the accounts specified by the Company against delivery of the securities comprising the Transaction Securities to the Representative for the respective accounts of the Underwriters of the Transaction Securities to be purchased by them.

(f)       If certificates evidencing the Transaction Securities are requested by the Representative for delivery on a Closing Date, such certificates shall be registered in such names and shall be in such denominations as the Representative shall request in writing at least two full business days before the Securities Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b). If no certificates are so requested, the Transaction Securities shall be delivered on the Securities Closing Date (or the Option Securities Closing Date in the case of Option Securities) by or on behalf of the Company to the Representative through the full fast transfer facilities of the Depository Trust Company (“DTC”) for the account of each Underwriter. If certificates are so requested, the Company will cause the certificates representing the Transaction Securities to be made available for checking and packaging, at such place as is designated by the Representative, on the business day before the Securities Closing Date (or the Option Securities Closing Date in the case of the Option Securities).

(g)       The Company hereby agrees to issue to the Representative (and/or its respective designees) on the date of the commencement of sales of Securities under this Agreement, Warrants (the “Representative’s Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to three and one-half percent (3.5%) of Shares and Pre-Funded Warrants, including any Option Shares. The Representative’s Warrants shall be exercisable, in whole or in part, commencing 180 days from the date of issuance at an initial exercise price of $3.75 per share of Common Stock, which is equal to one hundred and twenty five percent (125%) of the initial public offering price of the Common Stock, and shall expire on the three-year anniversary of the date of issuance.

2.       Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a)       The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as defined below) on Form S-1 (No. 333-215110), including a Preliminary Prospectus (as defined below), relating to the Transaction Securities, the Representative’s Warrants (as defined below), and the Common Stock underlying the Pre-Funded Warrants, the Warrants, the Option Warrants, and the Representative’s Warrants (collectively, the “Warrant Shares”), and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof), and of the related Preliminary Prospectus have heretofore been delivered by the Company to the Underwriters. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) under the Securities Act. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part thereof through incorporation by reference or otherwise), as amended at the time and on the date it is declared effective by the Commission (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act. If the Company has filed an abbreviated registration statement to register additional Transaction Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A under the Securities Act is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

The Company understands that the Underwriters propose to make a public Offering of the Transaction Securities, as set forth in and pursuant to the Statutory Prospectus (as defined below) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined), if any, and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

(b)       On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission, the Securities Closing Date, and each Option Securities Closing Date (if any), the Registration Statement and the Prospectus (and any amendments thereof or supplements thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules. At the Effective Date, the Registration Statement and any post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of (i) the General Disclosure Package (as defined below) as of the Applicable Time and at the Securities Closing Date and on each Option Closing Date (if any), and (ii) the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Securities Closing Date and on each Option Securities Closing Date (if any), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing or anything herein to the contrary, none of the representations and warranties set forth above in this Section 2(b) shall apply to statements in, or omissions from, the Registration Statement , the General Disclosure Package any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement , the General Disclosure Package any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, the General Disclosure Package, any Preliminary Prospectus or the Prospectus consists solely of the names of the several Underwriters and the disclosure contained in the “Electronic Distribution” and “Price Stabilization, Short Position and Penalty Bids” subsections of the “Underwriting” section of the Prospectus (the “Underwriter Information”). Each Preliminary Prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Securities Closing Date and at each Option Securities Closing Date (if any), complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [___] a.m. EST on the date of this Underwriting Agreement.

“General Disclosure Package” means the Statutory Prospectus and each Issuer Free Writing Prospectus.

“Marketing Materials” means any electronic road show or investor presentation (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) delivered to and approved by the Underwriters for use in connection with the marketing of the Offering.

“Statutory Prospectus” means the Preliminary Prospectus relating to the Transaction Securities that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Offering, each of which is listed on Schedule II hereto.

(c)       Other than the Registration Statement, the General Disclosure Package, Preliminary Prospectus and the Prospectus, the Company has not prepared, used, authorized, approved or referred to – and will not prepare, use, authorize, approve or refer to – any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, the Marketing Materials and any other written communications approved in writing in advance by the Representative.

(d)       The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b) (without reliance on Rule 424(b)(8)). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(e)       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect, with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Notwithstanding the foregoing, the Company makes no representation or warranty in this Section 2(e) with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(f)       The consolidated financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly the financial position of such entities at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for, such entities for the periods specified, and the related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except (i) in the case of unaudited financials, which are subject to normal year-end adjustments and do not contain certain footnotes or (ii) as stated in the notes thereto. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial tables and data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects as of the dates indicated and for the periods specified the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the entities whose information is presented therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules promulgated thereunder.

(g)       Brightman Almagor Zohar & Co. (“Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is and, during the periods covered by its reports, was, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Rules and the rules and regulations of the Public Accounting Oversight Board, and, to the knowledge of the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(h)       The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)       (i) At the earliest time after the filing of the Registration Statement that the Company or other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any of its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405.

(j)       The Company does not own or control, directly or indirectly, and holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement (as used herein, the “subsidiaries”).

(k)       The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and to enter into and perform its obligations under this Agreement and the various other agreements required hereunder and thereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which its ownership or lease of property or conduct of its business requires such qualification, except for such jurisdictions where the failure to be in good standing or to be so qualified, individually or in the aggregate, would not have a material adverse effect on the (i) assets, properties, condition (financial or otherwise), results of operations, business affairs or stockholders’ equity (as described in the Registration Statement, the General Disclosure Package and the Prospectus) of the Company and its subsidiaries considered as a whole, (ii) the long-term debt or capital stock of the Company, or (iii) the consummation of the Offering or consummation of any of the other transactions contemplated by this Agreement (any such effect being a “Material Adverse Effect”).

(l)       Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus; and each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or lease of property or conduct of its business requires such qualification, except where the failure to be in good standing or to be so qualified would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or equity interests of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary.

(m)       The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Securities.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: other than with respect to (x) any shares reserved pursuant to the Company’s equity incentive plan as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (y) the Warrant Shares, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) no outstanding securities are convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(n)       All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Pre-Funded Warrants, the Warrants, the Option Warrants and the Representative’s Warrants and the issuance and sale of the Transaction Securities and the Warrant Shares. This Agreement has been duly authorized, executed and delivered by the Company and the Pre-Funded Warrants, Warrants, Option Warrants and Representative’s Warrants, upon issuance, will have been duly authorized, executed and delivered by the Company.

(o)       When issued, the Pre-Funded Warrants, Warrants, Option Warrants and the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Pre-Funded Warrants, Warrants, Option Warrants and Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p)       The Transaction Securities have been duly authorized for issuance and sale to the Underwriters or their nominees pursuant to this Agreement, and the Representative’s Warrants have been duly authorized for issuance and sale to the Representative pursuant to this Agreement, and when the Transaction Securities and the Representative’s Warrants have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such securities will be validly issued and fully paid and non-assessable; and the issuance of the Transaction Securities and the Representative’s Warrants is not subject to any preemptive or other similar rights of any securityholder of the Company. The Transaction Securities and the Representative’s Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The certificates, if any, to be used to evidence the securities comprising Transaction Securities or Representative’s Warrants will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NASDAQ Capital Market.

(q)       The Warrant Shares have been duly authorized for issuance, conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus and have been validly reserved for future issuance and will, upon exercise of the Pre-Funded Warrants, Warrants, the Option Warrants and/or the Representative’s Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive or other similar rights of any securityholder of the Company. The certificates, if any, to be used to evidence the Warrant Shares, will be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of The NASDAQ Capital Market.

(r)       (i) The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business as presently conducted, all of which are valid and in full force and effect, and (ii) the Company and each of its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder, except, in the case of the foregoing clauses (i) and (ii), as would not have, individually or in the aggregate, a Material Adverse Effect. Except as may be required under the Securities Act, state and foreign Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) and The NASDAQ Capital Market, no other Permits are required to enter into, deliver and perform the obligations of the Company under this Agreement, the Warrants, the Option Warrants or the Representative’s Warrants and for the Company to issue and sell the Transaction Securities and the Representative’s Warrants.

(s)       The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except where the failure to own or possess legally enforceable rights to use such Intellectual Property would not have a Material Adverse Effect. To the knowledge of the Company, neither the sale or use of any product or service offered by the Company or any of its subsidiaries infringes, misappropriates or violates any Intellectual Property of a third party.

(t)       Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus: (i) there has not been any event which would reasonably be expected to result in a Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the financial results or financial condition of the Company or any of its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(u)       There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement is, or upon consummation of the Offering will be, in full force and effect and is valid and enforceable in all material respects by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. Neither the Company nor any of its subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which it is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(v)       The statistical, operating and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or the Marketing Materials.

(w)       Neither the Company nor any of its subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents, (ii) is in default under, and no event has occurred that, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any of its subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, in each case, applicable to the Company or any of its subsidiaries, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(x)       Neither the execution, delivery and performance of this Agreement, the Pre-Funded Warrants, Warrants, the Option Warrants or the Representative’s Warrants by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Transaction Securities and the Representative’s Warrants) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Company or any of its subsidiaries, or (ii) violate any provision of certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents of either of the Company or any of its subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(y)       Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule III hereto has delivered to the Representative his, her or its written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(z)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which either of the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(aa)     Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers or contractors. The Company is not aware of any threatened or pending litigation between either of the Company or any of its subsidiaries and any of its or their executive officers and has no reason to believe that such officers will not remain in the employment of the Company or its subsidiaries, as the case may be.

(bb)     No transaction has occurred between or among either of the Company, its subsidiaries and any of its or their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness extended by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(cc)     No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect such person’s ability to act in such person’s respective capacity on behalf of the Company.

(dd)    [Reserved].

(ee)     Neither the Company nor any of its subsidiaries has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Transaction Securities.

(ff)      Except as provided on Schedule (ff), the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. To the Company’s knowledge, there are no material tax audits or investigations pending, nor are there any material proposed additional tax assessments against either the Company or its subsidiaries.

(gg)     The Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares have been duly authorized for listing on The NASDAQ Capital Market. A registration statement in respect of the Common Stock and the Warrants has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock and the Warrants under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in material compliance with the provisions of the rules and regulations promulgated by The NASDAQ Capital Market and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Securities Closing Date and each Option Securities Closing Date, if any, as applicable; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations).

(hh)     The Company has not taken any action designed to, or likely to have the effect of, terminating the listing of the Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares on The NASDAQ Capital Market, nor has the Company received any notification that The NASDAQ Capital Market is contemplating terminating such listing.

(ii)       The books, records and accounts of the Company and its subsidiaries, taken as a whole, accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration Statement, General Disclosure Package and the Prospectus truly, accurately and completely in all material respects describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(kk)     The Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ll)       Except as described in the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(mm)   Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(nn)    The Company’s Board of Directors has validly established an audit committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Rule 5605 of The NASDAQ Stock Market Listing Rules and the Board of Directors and/or the audit committee of the Board of Directors has adopted a charter that satisfies the requirements of Rule 5605 of The NASDAQ Stock Market Listing Rules.

(oo)     The Company’s Board of Directors has validly established a compensation committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Rule 5605 of The NASDAQ Stock Market Listing Rules and the Board of Directors and/or the compensation committee of the Board of Directors has adopted a charter that satisfies the requirements of Rule 5605 of The NASDAQ Stock Market Listing Rules.

(pp)     The Company has taken all necessary actions to ensure that, at the time of effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries.

(qq)     The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company does not have any reason to believe that it or any of its subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Neither the Company nor any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

(rr)       Except for this Agreement, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of Transaction Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(ss)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(tt)      None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(uu)     To the knowledge of the Company, and to the extent otherwise disclosed to the Representative by the Company in writing prior to the date hereof, no: (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(vv)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, no facts currently exist that will require either the Company or its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by either of the Company or its subsidiaries has been designated as a “Superfund site” pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(ww)   The Company is not and, after giving effect to the Offering, the sale of the Transaction Securities and the application of proceeds thereof as described in the General Disclosure Package or the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xx)      Neither the Company nor, to the knowledge of the Company, any other person associated with it or acting on its behalf including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(yy)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(zz)      Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)   Neither the Company nor, to the knowledge of the Company, any of its directors ,officers agents, employees, affiliates or other persons acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(bbb)  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the three-year period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. Neither the Company nor any of its affiliates (as such term is defined under Rule 144 of the Securities Act) has, prior to the date hereof, made any offer or sales of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules with the offer and sale of the Transaction Securities pursuant to the Registration Statement.

(ccc)   The Company fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability. The execution of this Agreement, the Warrants, the Option Warrants, the Representative’s Warrants or consummation of the Offering does not constitute a triggering event under any plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any of its subsidiaries.

(ddd)  The statements in the Registration Statement, the General Disclosure Package or the Prospectus under the headings “Tax Considerations,” “Market for Common Stock and Shares Eligible for Future Sale,” “Executive Compensation,” “Related Party Transactions,” “Description of Securities” and “Underwriting” and under the subsections “Our United States Projects” and “Our Italy Projects” under the heading “Description of Business”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(eee)   The Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by the directors and officers of the Company and provided to the Representative to become inaccurate and incorrect.

(fff)     The Company and its subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the General Disclosure Package or the Prospectus. The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or its subsidiaries. Any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or its subsidiaries.

(ggg)   In connection with any offer and sale of Transaction Securities to Company-directed investors outside the United States, each Preliminary Prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was delivered to such persons, complied and will comply throughout such offer and sale outside of the United States in all material respects with any applicable laws or regulations of foreign jurisdictions where such Preliminary Prospectus, Prospectus, prospectus wrapper or amendment or supplement was distributed. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which such Transaction Securities are offered outside the United States.

(hhh)  As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company).

3.        Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Transaction Securities are subject to each of the following terms and conditions:

(a)       The Registration Statement has become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement, and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been timely filed with the Commission in accordance with such rule.

(b)       No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been filed with the Commission pursuant to Rule 424(b) within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)       The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d)       The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto contains any untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)       The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (x) the General Disclosure Package, nor (y) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; (iv) the Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares have been approved for listing on The NASDAQ Capital Market; (v) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Effect or any event that is reasonably likely to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(f)       The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the secretary of the Company to the effect that: (i) attached to such certificate is a true and complete copy of the certificate of incorporation of the Company, together with all amendments thereto, and that such certificate of incorporation has not been modified since the date shown on the attached certificate of incorporation and such certificate of incorporation is in full force and effect as of the date thereof; (ii) attached to such certificate is a true and complete copy of the bylaws of the Company, together with all amendments thereto, and that such bylaws have not been modified since the date shown on the attached bylaws and such bylaws are in full force and effect as of the date thereof; (iii) attached to such certificate are true, complete and correct copies of the resolutions duly and validly adopted by the board of directors of the Company approving and authorizing the Offering, that such resolutions have not been amended, suspended, modified, rescinded or revoked, and remain in full force and effect as of the date thereof, and such resolutions are the only resolutions adopted by the Company’s board of directors relating to the Offering; (iv) attached to such certificate are true and correct certificates of good standing or equivalent certificates of the Company and its subsidiaries in such jurisdictions as the Representative shall reasonably request; and (v) such officer certifies the signatures of the officers of the Company executing documents in connection with the transactions contemplated by this Agreement and the signatures appearing opposite their respective names are the true and genuine signatures of such officers as of the date thereof.

(g)       The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package or the Prospectus, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)       On each Closing Date, the Representative shall have received the favorable opinion, dated as of such Closing Date, of Thompson Hine LLP, as counsel to the Company, and addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(i)       On each Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of Harter Secrest & Emery LLP, as counsel to the Underwriters, dated as of such Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(j)       Each item required to be delivered in accordance with this Section 3 shall be reasonably satisfactory in form and substance to the Representative and their counsel.

(k)       The Representative shall have received copies of the Lock-up Agreements in form and substance reasonably satisfactory to counsel for the Underwriters executed by each entity or person listed on Schedule III hereto.

(l)       The Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares shall have been approved for listing on The NASDAQ Capital Market and satisfactory evidence of such action shall have been provided to the Representative. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock and Warrants under the Exchange Act or delisting or suspending from trading the Transaction Securities (other than the Pre-Funded Warrants) or the Warrant Shares from The NASDAQ Capital Market, nor has the Company received any information suggesting that the Commission or The NASDAQ Capital Market is contemplating terminating such registration or listing. The Transaction Securities and the Warrant Shares shall be DTC eligible.

(m)       Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus: (i) there shall not have been any material change in the capital stock of the Company or any material change in the long-term debt of the Company or its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), results of operations, business affairs, business prospects or stockholders’ equity of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of Transaction Securities as contemplated hereby.

(n)       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the Offering.

(o)       The Company shall have furnished or caused to be furnished to the Representative such further customary certificates or documents as the Representative shall have reasonably requested.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to counsel to the Underwriters pursuant to this Section 3 shall not be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, then the obligations of the Underwriters to consummate the Closing hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice will be confirmed promptly thereafter by written, electronic or facsimile notice.

4.        Covenants and Other Agreements of the Company.

(a)       The Company covenants and agrees as follows:

(i)        The Registration Statement and any amendments thereto have been declared effective. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)       The Company shall cause to be prepared and delivered to the Representative, at its expense, within two (2) business days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Transaction Securities for at least the period during which a prospectus relating to the Transaction Securities is required to be delivered under the Securities Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(iii)       If the Company elects to rely on Rule 462(b) under the Securities Act, the Company will both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act.

(iv)       The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments of, or any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transaction Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review at least forty eight (48) prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(v)       If, at any time when a prospectus relating to the Transaction Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 4(a)(iv), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(vi)       If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the EDGAR system.

(viii)       The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ix)       The Company shall use its best efforts to maintain the effectiveness of the Registration Statement and a current Prospectus relating thereto for as long as the Pre-Funded Warrants, Warrants, the Option Warrants and the Representative’s Warrants remain outstanding. During any period when the Company fails to have maintained an effective Registration Statement or a current Prospectus relating thereto and a holder of a Pre-Funded Warrant, Warrant, Option Warrant or Representative’s Warrant desires to exercise such warrant and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall immediately file a registration statement registering the resale of the Warrant Shares and use its best efforts to have it declared effective by the Commission within forty five (45) days.

(x)       The Company shall cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Transaction Securities for offer and sale in connection with the Offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Transaction Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(xi)       The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act or while any Warrants, Option Warrants or Representative’s Warrants remain outstanding, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(xii)      The Company shall, during the term of the Lock-Up Agreements, enforce the terms thereof and impose stop-transfer restrictions on any sale or other transfer or disposition of Company securities in violation of the Lock-Up Agreements.

(xiii)    On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by The NASDAQ Capital Market (including any required registration under the Exchange Act).

(xiv)    The Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the Offering for a period of time ending on the first business day following the fortieth (40th) day following the Securities Closing Date, without the prior written consent of the Representative other than normal and customary releases issued in the ordinary course of the Company’s business or as required by law.

(xv)     The Company will apply the net proceeds from the Offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(xvi)    The Company will use its best efforts to effect and maintain the listing of the Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares on The NASDAQ Capital Market for at least three years after the Closing Date.

(xvii)   Except with respect to (x) the issuance of securities pursuant to the exercise or conversion of outstanding options or warrants or other rights to receive securities of the Company that exist as of the Closing Date; or (y) the issuance of securities pursuant to an equity incentive plan, during the ninety (90) days following the Closing Date, the Company will not undertake any public or private offerings of any equity securities of the Company without the prior written consent of the Representative, which consent will not be unreasonably withheld.

(xviii)  The Company will not take, and will cause its affiliates (as such term is defined by Rule 144 of the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the prices of any security to facilitate the sale or resale of the Transaction Securities.

(xix)     For so long as it is legally required to do so, the Company will use its best efforts to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(b)       The Company agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the Offering, including the reimbursement of the Representative for its out-of-pocket expenses in connection with the Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of the Underwriter’s legal counsel, Harter Secrest & Emery LLP, and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including, but not limited to, all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Transaction Securities to the Underwriters, if any; (iii) the registration or qualification of the Transaction Securities, the Representative’s Warrants and/or the Warrant Shares for offer and sale under the securities or Blue Sky laws of the various requisite jurisdictions, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use by the Underwriters or by dealers to whom Transaction Securities may be sold in connection with the Offering; (v) the filing fees of FINRA in connection with its review of the terms of the Offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; and (vi) inclusion of the Transaction Securities (other than the Pre-Funded Warrants) and the Warrant Shares for listing on The NASDAQ Capital Market. The Company has provided the Representative (but no other Underwriter) an advance in the amount of $10,000 to be applied towards reasonable out-of-pocket expenses, including legal fees, background search firm fees, and road show expenses, incurred in connection with the Offering (collectively, the “Advance”), provided that any funds provided under the Advance shall be applied solely towards the Representative’s reasonable out-of-pocket expenses in connection with the Offering. Any unused portion of the Advance shall be returned to the Company upon the termination of the “Engagement Period” (as defined in the engagement letter agreement between the Company and the Representative dated September 23, 2016, as amended from time to time). The Advance and the reimbursement of expenses described in this Section 4(b) shall be in addition to the fees in Section 1. For the avoidance of doubt, the Advance is not a separate item of compensation and any expenditures under the Advance shall be credited against the reimbursement of expenses described in this Section 4(b). Except to the extent otherwise expressly provided for in this Section 4(b), each Underwriter shall pay its own costs and expenses, including the fees and expenses of legal counsel in connection with the Offering. For purposes of clarity, the Underwriters’ counsel fees and expenses in connection with the FINRA review as referenced in clause (v) of this Section 4(b) are included in the Advance and are not an additional item of value.

(c)       [Reserved.]

(d)       The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Transaction Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Representative represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(e)       During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Transaction Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement or the General Disclosure Package, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing equity incentive plans or employee benefit plans of the Company referred to in the Registration Statement or the General Disclosure Package provided that such options shall not be vested and exercisable within the ninety (90) day period referred to above (unless such shares are subject to a Lock-Up Agreement).

5.           Indemnification.

(a)           Subject to the conditions set forth below, the Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such persons may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus, or the Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter and such persons for their reasonable legal or other out of pocket expenses reasonably incurred and documented by them in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that (y) the Company will only be obligated to reimburse the Underwriters for the cost and expense of one counsel (in addition to any local counsel) and provided further that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and (z) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Underwriter to the extent that any losses, claims, damages or liabilities of such Underwriter results from the fact that a copy of the Preliminary Prospectus was not given or sent to the person asserting any such loss, claims, damage or liability at or prior to the written confirmation of sale of Securities to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending any such action or claim as such expenses are incurred; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to Securities to be purchased by such Underwriter hereunder.

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(c)           Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses reasonably available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of not more than one counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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6.           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the agreement among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or partner of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.           Termination.

(a)           This Agreement may be terminated with respect to Transaction Securities to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market Transaction Securities or enforce contracts for the sale of Transaction Securities; (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or The NASDAQ Capital Market or trading generally on the New York Stock Exchange, the NYSE MKT or The NASDAQ Capital Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, whether or not arising in the ordinary course of business, such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Transaction Securities or enforce contracts for the sale of the Transaction Securities.

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(b)           If this Agreement is terminated pursuant to any of its provisions, the Company will not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) the Company will reimburse the Representative only for its actual out-of-pocket expenses in connection with the Offering, subject to a cap of $130,000 in the aggregate, including but not limited to the fees (not to exceed $75,000) of Harter Secrest & Emery LLP, its counsel) as allowed by FINRA Rule 5110 reasonably incurred by the Representative in connection with the proposed purchase and sale of the Transaction Securities or in contemplation of performing its obligations hereunder (for purposes of clarity, in the event this Agreement is terminated, the amount of the out-of-pocket expenses that the Company will reimburse to the Representative will be reduced by the amount of the Advance, which includes all of the advances made to the Representative for out-of-pocket expenses), and (z) no Underwriter who shall have failed or refused to purchase Transaction Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal. Further, the ROFR granted to the Representative in Section 1(c) shall survive the termination of this Agreement and will be effective as of that same date, unless this Agreement is terminated by the Company for cause, which includes the Underwriters’ material failure to provide the underwriting services contemplated in this Agreement, and the Company’s exercise of this right for termination for cause eliminated any obligations with respect to the ROFR.

(c)           Any notice of termination pursuant to this Section 7 shall be in writing.

8.           Substitution of Underwriters.

(a)           If any Underwriter or Underwriters shall default in its or their obligation to purchase Shares, Pre-Funded Warrants and Warrants hereunder, and if the Securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Shares, Pre-Funded Warrants and Warrants, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Shares, Pre-Funded Warrants and Warrants set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Shares, Pre-Funded Warrants and Warrants set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)           In the event that the aggregate number of Default Securities exceeds 10% of the number of Shares, Pre-Funded Warrants and Warrants, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(b), 5, 6, 7, and 9(a)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

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(c)           In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) business days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of counsel to the Underwriters, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Shares, Pre-Funded Warrants and Warrants.

9.           Miscellaneous.

(a)           The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Transaction Securities, the Representative’s Warrants and the Warrant Shares. In addition, the provisions of Sections 4(b), 5, 6, 7, and 9(a) shall survive the termination or cancellation of this Agreement to the extent they are in compliance with FINRA Rule 5110(f)(2)(D).

(b)           This Agreement has been and is made for the benefit of the Underwriters, the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Transaction Securities from any Underwriter merely because of such purchase.

(c)           All notices and communications hereunder shall be in writing and mailed or delivered or by email if subsequently confirmed in writing, (a) if to the Representative, c/o Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets, with copies (which shall not constitute notice) to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, and to Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604, Attention: Alexander R. McClean, and (b) if to the Company, to the Company’s agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017, Attention: Peter Gennuso.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for conflict of laws principles. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The parties agree, to the extent permitted by law, to waive their rights to a jury trial in any proceeding arising out of this Agreement.

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(e)           In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

(f)            The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Transaction Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Transaction Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Transaction Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(g)           If any term or provision of this Agreement or the performance thereof will be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement and this Agreement will be valid and enforced to the fullest extent permitted by law.

(h)           The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(i)            This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

(j)            In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

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(k)           This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

(l)            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts may be delivered by facsimile or by e-mail delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof.

[Signature Page Follows]

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Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

BLUE SPHERE CORPORATION

By:
Name:	Shlomo Palas
Title:	Chief Executive Officer

Agreed to and confirmed

REPRESENTATIVE

(acting severally on behalf of itself and as representative of the several Underwriters named on Schedule I annexed hereto.):

MAXIM GROUP LLC

By:
Name:
Title:

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Schedule I

Underwriters

Name	Number of Securities to be Purchased

	Common Stock	Pre-Funded Warrants	Warrants
Maxim Group LLC
Chardan Capital Markets, LLC

Total

Schedule ii

Other Written Communications

None.

SCHEDULE III

Lock-up Signatories

Name
Holders of more than 5% of capital stock:
1.	[Lazarus Management Company LLC]
2.	Auto Transtech Inc.
Directors
3.	Joshua Shoham
4.	Yigal Brosh
5.	Shimon Erlichman
6.	Lyron Bentovim
7.	David A. Doctor
Officers
8.	Shlomo Palas
9.	Roy Amitzur
10.	Ran Daniel
11.	Elad Kerner

EXHIBIT A

Form of Lock-Up Agreement

(See Attached)

Schedule (ff)

Eastern Sphere Ltd., an Israeli company, has not filed tax returns in Israel for the 2015 tax year. The returns are currently being discussed with the Company’s auditors to determine the best course of action. The Company estimates potential tax liability, including any penalties and interest, of up to approximately US$100,000.